Exhibit 1

                     TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, American General Institutional Capital A Capital Securities-Backed Series 2002-17
*CUSIP:   21988G353  Class  A-1
          21988GCA2  Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2006.

INTEREST ACCOUNT
----------------


Balance as of   June 1, 2006.....                                   $0.00
      Scheduled Income received on securities.....          $2,800,559.35
      Unscheduled Income received on securities.....                $0.00
      Rounding Adjustment From Trustee.....                         $0.01

LESS:
      Distribution to Class A-1 Holders.....               -$2,265,974.38
      Distribution to Class A-2 Holders.....                 -$534,584.98
      Distribution to Depositor.....                               -$0.00
      Distribution to Trustee.....                                 -$0.00
Balance as of  December 1, 2006.....                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of  June 1, 2006.....                                    $0.00
      Scheduled Principal received on securities.....               $0.00

LESS:
      Distribution to Holders.....                                 -$0.00
Balance as of  December 1, 2006.....                                $0.00


            UNDERLYING SECURITIES HELD AS  December 1, 2006
            OF

        Principal
          Amount                      Title of Security
        ---------                     -----------------
        $73,991,000     American General Institutional Capital A 7.57%
                        Capital Securities, Series A due
                        December 1, 2045
                        *CUSIP:  02637VAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.